UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the securities exchange act of 1934

Date of Report (Date of earliest event reported): October 12, 2004

Advanced Environmental Recycling Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10367	71-0675758
(State or other jurisdiction incorporation or	(Commission File Number)	(I.R.S. Employer
organization)		Identification No.)

914 N Jefferson Street		72764
Springdale, Arkansas		(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code		(479) 756-7400

Not Applicable
(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

     On October  12, 2004 an agreement between Weyerhaeuser Company, Weyerhaeuser Building Materials (WBM) and Advanced Environmental Recycling Technologies, Inc. (AERT) was effective to replace our December 21, 2001 agreement between the same parties concerning AERT’s production and sale of wood-plastic composite decking not bearing the ChoiceDek® trademark and WBM agreement to purchase wood-plastic composite decking.

     Both the terminated 2001 agreement and the new 2004 agreement provide for Weyerhaeuser’s purchase from us of ChoiceDek decking products with specified and confidential minimum purchase requirements, terms of payment, prices and co-op marketing fund arrangements.

     There are two noteworthy modifications in the new agreement:

1.	The term of the agreement was modified from a rolling, “evergreen” 3-year period to an initial 3-year period now expiring December 31, 2006 and renewing on a year-to-year basis thereafter, unless either party provides prescribed notice of cancellation. The time for renewal/cancellation was modified from 25 months prior to the end of the rolling three year term to four months prior to the end of the new term which expires on December 31, 2006 or any 1-year renewal term thereafter. We obtained the necessary consent and approval to the new arrangement from our bond holder on October 8, 2004.

2.	The new agreement allows AERT to manufacture and/or sell wood-plastic composite decking and decking accessories, other than products bearing the ChoiceDek trademark, under a private label or brand name to any person or entity. The agreement allows WBM to purchase wood-plastic composite decking and decking accessories for sale to customers other than Lowe’s from AERT and/or any other manufacturer. WBM’s obligation to purchase ChoiceDek products exclusively for Lowe’s is terminable in the event Lowe’s discontinues or materially modifies its ChoiceDek purchasing arrangements with WBM. The prior agreement required exclusivity between both parties for the manufacture and sale to all market channels of wood-plastic composite decking.

Item 1.02 Termination of a Material Definitive Agreement.

     In connection with the new Weyerhaeuser agreement discussed in Item 1.01 above, we terminated by agreement of the parties the prior agreement originally scheduled to expire December 31, 2004 but having a three-year “evergreen” term provision so that the otherwise current termination date would have been December 31, 2006. No early termination penalties were incurred by us or by Weyerhaeuser in connection with such termination. We obtained the necessary consent and approval to the new arrangement from our bond holder on October 8, 2004.

Item 8.01 Other Events.

     On October 15, 2004, Advanced Environmental Recycling Technologies, Inc. issued a press release announcing its recent amendment to the Weyerhaeuser agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits.

*Exhibit 99.1	Press release dated October 15, 2004

*	Filed herewith

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

By: /s/ JOE G. BROOKS

Joe G. Brooks,
Chairman, Co-Chief Executive Officer and President

Date: October 15, 2004

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